Exhibit 10.1
[Treasury Department Letterhead]

September 14, 2021

Ms. Sandra L. Thompson
Acting Director
Federal Housing Finance Agency
400 7th Street, SW
Washington, DC 20219

Dear Acting Director Thompson:

Reference is made to the Amended and Restated Preferred Stock Purchase Agreement dated as of September 26, 2008, as amended (the Agreement), between the United States Department of the Treasury (Treasury) and the Federal Home Loan Mortgage Corporation (the Enterprise), acting through the Federal Housing Finance Agency as its Conservator.

In accordance with Section 6.3 of the Agreement, Treasury and the Enterprise hereby agree that the requirements under Sections 5.12(c), 5.13, 5.14(a), and 5.14(b) of the Agreement are suspended as of the date this letter is countersigned by the Enterprise. Each such suspension shall terminate on the later of one year after the date hereof and six months after Treasury so notifies the Enterprise.

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Sincerely,

/s/ Janet L. Yellen

Janet L. Yellen

Agreed and Accepted:

Federal Home Loan Mortgage Corporation, by
Federal Housing Finance Agency, its Conservator

/s/ Sandra L. Thompson___________________
Sandra L. Thompson
Acting Director
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